Exhibit (h)(6)

Schedule A

To

EXPENSE LIMITATION AGREEMENT

Dated:	March 30, 2010
Revised:	August 26, 2016

Expense Limited Fund	End of Initial Term
PIMCO Dividend and Income Fund	October 31, 2013
PIMCO EqS® Long/Short Fund	October 31, 2013
PIMCO RAE Fundamental Emerging Markets Fund	October 31, 2016
PIMCO RAE Fundamental Global ex-US Fund	October 31, 2016
PIMCO RAE Fundamental Global Fund	October 31, 2016
PIMCO RAE Fundamental International Fund	October 31, 2016
PIMCO RAE Fundamental US Fund	October 31, 2016
PIMCO RAE Fundamental US Small Fund	October 31, 2016
PIMCO RealPath™ Blend Income Fund	October 31, 2016
PIMCO RealPath™ Blend 2020 Fund	October 31, 2016
PIMCO RealPath™ Blend 2025 Fund	October 31, 2016
PIMCO RealPath™ Blend 2030 Fund	October 31, 2016
PIMCO RealPath™ Blend 2035 Fund	October 31, 2016
PIMCO RealPath™ Blend 2040 Fund	October 31, 2016
PIMCO RealPath™ Blend 2045 Fund	October 31, 2016
PIMCO RealPath™ Blend 2050 Fund	October 31, 2016
PIMCO RealPath™ Blend 2055 Fund	October 31, 2016

PIMCO Equity Series	PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By: /s/ Henrik P. Larsen	By: /s/ Peter G. Strelow
Name: Henrik P. Larsen	Name: Peter G. Strelow
Title: Vice President	Title: Managing Director